                                                                  Exhibit 99.1





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549




                            ------------------------

           Financial statements and schedules furnished in lieu of the


                                   FORM 11-K


                                  Annual Report


                       Pursuant to Rule 15d-21 under the
                        Securities Exchange Act of 1934

                            ------------------------


For the fiscal year ended December 31, 1997


     A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:


                        WISCONSIN ELECTRIC POWER COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:



                          WISCONSIN ENERGY CORPORATION
                            231 West Michigan Street
                                  P.O. Box 2949
                           Milwaukee, Wisconsin  53201

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                            WISCONSIN ELECTRIC POWER COMPANY
                                            EMPLOYEE RETIREMENT SAVINGS PLAN
                                            --------------------------------
                                                      Name of Plan






           June 26, 1998                  By /s/ Calvin H. Baker
                                            ---------------------------------
                                            Calvin H. Baker,
                                             Plan Administrator

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------



To the Participants and
 Plan Administrator of the
 Wisconsin Electric Power Company
 Employee Retirement Savings Plan


In our opinion, the accompanying statements of net assets available for benefits with fund information and the related statements of changes in net assets available for benefits with fund information present fairly, in all material respects, the net assets available for benefits of the Wisconsin Electric Power Company Employee Retirement Savings Plan (the "Plan") at December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the plan administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in the Schedule of Assets Held for Investment Purposes and the Schedule of Reportable Transactions is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The Schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/Price Waterhouse LLP
-----------------------
PRICE WATERHOUSE LLP


Milwaukee, Wisconsin
June 23, 1998



                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    EMPLOYEE RETIREMENT SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                                   December 31, 1997
                                                                     (Page 1 of 2)
                                     --------------------------------------------------------------------------------
                                                                   Participant-Directed
                                     --------------------------------------------------------------------------------
                                                                                              Fidelity
                                                        WEC         Fidelity     Fidelity    U.S. Equity
                                     Blended Rate      Common        Equity       Growth       Index       Fidelity
                                        Income         Stock         Income       Company    Commingled    Balanced
                                         Fund           Fund          Fund         Fund         Pool         Fund
                                     ------------  ------------   -----------  -----------  ------------  -----------
Assets
Investments, at fair value (Note 2)
  Mutual and pooled funds            $         0   $101,877,660   $70,115,105  $50,839,073  $39,381,423   $10,283,658
  Participant notes receivable                 0              0             0            0            0             0
                                     -----------   ------------   -----------  -----------  -----------   -----------
                                               0    101,877,660    70,115,105   50,839,073   39,381,423    10,283,658
                                     -----------   ------------   -----------  -----------  -----------   -----------

Investments, at contract value
  (Note 2)                            57,771,773              0             0            0            0             0
                                     -----------   ------------   -----------  -----------  -----------   -----------
   Total Investments                  57,771,773    101,877,660    70,115,105   50,839,073   39,381,423    10,283,658
                                     -----------   ------------   -----------  -----------  -----------   -----------
Cash                                   3,932,769        986,258             0            0            0             0
                                     -----------   ------------   -----------  -----------  -----------   -----------
      Net assets available
        for benefits                 $61,704,542   $102,863,918   $70,115,105  $50,839,073  $39,381,423   $10,283,658
                                     ===========   ============   ===========  ===========  ===========   ===========






                               The accompanying notes are an integral part of the financial statements.



/TABLE


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    EMPLOYEE RETIREMENT SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                               (Continued)

                                                                    December 31, 1997
                                                                      (Page 2 of 2)
                                     --------------------------------------------------------------------------------
                                                                   Participant-Directed
                                     --------------------------------------------------------------------------------
                                       Fidelity
                                      Retirement
                                      Government    Fidelity                    Fidelity
                                        Money       U.S. Bond      Fidelity    Low-Priced
                                        Market       Index         Overseas      Stock          Loan
                                       Portfolio    Portfolio        Fund         Fund          Fund         Total
                                      -----------  ----------     ----------   -----------  -----------   ------------
Assets
Investments, at fair value (Note 2)
  Mutual and pooled funds             $ 2,541,425   $ 4,008,540   $13,648,013  $15,810,049  $         0   $308,504,946
  Participant notes receivable                  0             0             0            0    7,341,361      7,341,361
                                      -----------   -----------   -----------  -----------  -----------   ------------
                                        2,541,425     4,008,540    13,648,013   15,810,049    7,341,361    315,846,307
                                      -----------   -----------   -----------  -----------  -----------   ------------

Investments, at contract value
  (Note 2)                                      0             0             0            0            0     57,771,773
                                      -----------   -----------   -----------  -----------  -----------   ------------
   Total Investments                    2,541,425     4,008,540    13,648,013   15,810,049    7,341,361    373,618,080
                                      -----------   -----------   -----------  -----------  -----------   ------------
Cash                                            0             0             0            0            0      4,919,027
                                      -----------   -----------   -----------  -----------  -----------   ------------
      Net assets available
        for benefits                  $ 2,541,425   $ 4,008,540   $13,648,013  $15,810,049  $ 7,341,361   $378,537,107
                                      ===========   ===========   ===========  ===========  ===========   ============






                           The accompanying notes are an integral part of the financial statements.


/TABLE


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    EMPLOYEE RETIREMENT SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                                    December 31, 1996
                                                                      (Page 1 of 2)
                                         --------------------------------------------------------------------------------
                                                                   Participant-Directed
                                         --------------------------------------------------------------------------------
                                                                                                  Fidelity
                                                            WEC         Fidelity     Fidelity    U.S. Equity
                                         Blended Rate      Common        Equity       Growth       Index       Fidelity
                                            Income         Stock         Income       Company    Commingled    Balanced
                                             Fund           Fund          Fund         Fund         Pool         Fund
                                         ------------   -----------   -----------  -----------  ------------   ----------
Assets
Investments, at fair value (Note 2)
  Mutual and pooled funds                 $         0   $65,335,953   $18,136,684  $15,936,890  $ 9,536,864    $2,656,467
  Participant notes receivable                      0             0             0            0            0             0
                                          -----------   -----------   -----------  -----------  -----------    ----------
                                                    0    65,335,953    18,136,684   15,936,890    9,536,864     2,656,467
                                          -----------   -----------   -----------  -----------  -----------    ----------
Investments, at contract value
  (Note 2)                                 25,564,914             0             0            0            0             0
                                          -----------   -----------   -----------  -----------  -----------    ----------
   Total investments                       25,564,914    65,335,953    18,136,684   15,936,890    9,536,864     2,656,467
                                          -----------   -----------   -----------  -----------  -----------    ----------

Cash                                        1,039,465             0             0            0            0             0
                                          -----------   -----------   -----------  -----------  -----------    ----------

      Net assets available
        for benefits                      $26,604,379   $65,335,953   $18,136,684  $15,936,890  $ 9,536,864    $2,656,467
                                          ===========   ===========   ===========  ===========  ===========    ==========






                               The accompanying notes are an integral part of the financial statements.




/TABLE


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    EMPLOYEE RETIREMENT SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                               (Continued)

                                                                    December 31, 1996
                                                                      (Page 2 of 2)
                                            ---------------------------------------------------------------
                                                                   Participant-Directed
                                            ---------------------------------------------------------------
                                             Fidelity
                                            Retirement
                                            Government    Fidelity                 Fidelity
                                              Money       U.S. Bond   Fidelity    Low-Priced
                                              Market       Index      Overseas       Stock        Loan
                                             Portfolio    Portfolio     Fund          Fund        Fund         Total
                                           ------------  ----------  ----------  -----------  -----------  -----------
Assets
Investments at fair value (Note 2)
  Mutual and pooled funds                  $1,516,878   $1,080,282  $4,559,336   $  416,072   $        0   $119,175,426
  Participant notes receivable                      0            0           0            0    3,748,310      3,748,310
                                           ----------   ----------  ----------   -----------  ----------   ------------
                                            1,516,878    1,080,282   4,559,336      416,072    3,748,310    122,923,736
                                           ----------   ----------  ----------   -----------  ----------   ------------
Investments, at contract value
  (Note 2)                                          0            0           0            0            0     25,564,914
                                           ----------   ----------  ----------   -----------  ----------   ------------
   Total investments                        1,516,878    1,080,282   4,559,336      416,072    3,748,310    148,488,650
                                           ----------   ----------  ----------   -----------  ----------   ------------

Cash                                                0            0           0            0            0      1,039,465
                                           ----------   ----------  ----------   -----------  ----------   ------------
      Net assets available
        for benefits                       $1,516,878   $1,080,282  $4,559,336   $  416,072   $3,748,310   $149,528,115
                                           ==========   ==========  ==========   ===========  ==========   ============






                           The accompanying notes are an integral part of the financial statements.





/TABLE


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    EMPLOYEE RETIREMENT SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                           For the Year Ended December 31, 1997
                                                                      (Page 1 of 2)
                               --------------------------------------------------------------------------------------------
                                                                   Participant-Directed
                               --------------------------------------------------------------------------------------------
                                                                                                   Fidelity
                                                   WEC            Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common           Equity           Growth          Index          Fidelity
                                  Income          Stock            Income           Company       Commingled       Balanced
                                   Fund            Fund             Fund             Fund            Pool            Fund
                               ------------    -------------     ------------     ----------     ------------     ----------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $ 3,820,041      $ 5,340,758     $ 3,671,549     $ 4,817,362      $         0    $ 1,111,059
    Net appreciation in fair
     value of investments                 0        6,833,218      11,122,664       2,535,857        8,842,785        502,918
                                -----------     ------------     -----------     -----------      -----------     ----------
                                  3,820,041       12,173,976      14,794,213       7,353,219        8,842,785      1,613,977
                                -----------     ------------     -----------     -----------      -----------     ----------
  Contributions:
    Participants'                 3,541,714        3,051,017       4,502,306       4,681,760        2,500,993      1,029,023
    Employer's                            0        6,590,584               0               0                0              0
                                -----------     ------------     -----------     -----------      -----------     ----------
                                  3,541,714        9,641,601       4,502,306       4,681,760        2,500,993      1,029,023
                                -----------     ------------     -----------     -----------      -----------     ----------
     Total additions              7,361,755       21,815,577      19,296,519      12,034,979       11,343,778      2,643,000
                                -----------     ------------     -----------     -----------      -----------     ----------

Deductions
Deductions from net assets
attributed to:
  Administrative expenses                 0           19,599             202              43               43              0
  Benefits paid to
  participants                    3,286,621        3,618,176       2,284,589       1,192,028          938,429        319,200
                                -----------     ------------     -----------     -----------      -----------     ----------
     Total deductions             3,286,621        3,637,775       2,284,791       1,192,071          938,472        319,200
                                -----------     ------------     -----------     -----------      -----------     ----------

Net increase prior to
interfund and plan transfers      4,075,134       18,177,802      17,011,728      10,842,908       10,405,306      2,323,800
  Interfund transfers            (2,956,129)     (26,358,739)      7,365,745       1,910,693        4,823,589      1,996,513
  Plan transfers (Note 3)        33,981,158       45,708,902      27,600,948      22,148,582       14,615,664      3,306,878
                                -----------     ------------     -----------     -----------      -----------     ----------
   Net increase                  35,100,163       37,527,965      51,978,421      34,902,183       29,844,559      7,627,191

Net assets available for
benefits:
  Beginning of year              26,604,379       65,335,953      18,136,684      15,936,890        9,536,864      2,656,467
                                -----------     ------------     -----------     -----------      -----------    -----------
  End of year                   $61,704,542     $102,863,918     $70,115,105     $50,839,073      $39,381,423    $10,283,658
                                ===========     ============     ===========     ===========      ===========    ===========






                                The accompanying notes are an integral part of the financial statements.











/TABLE

                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    EMPLOYEE RETIREMENT SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                                 (Continued)
                                                           For the Year Ended December 31, 1997
                                                                      (Page 2 of 2)
                               --------------------------------------------------------------------------------------------
                                                                   Participant-Directed
                               --------------------------------------------------------------------------------------------
                                 Fidelity
                                Retirement
                                Government       Fidelity                         Fidelity
                                  Money          U.S. Bond        Fidelity       Low-Priced
                                  Market           Index          Overseas         Stock             Loan
                                 Portfolio       Portfolio          Fund            Fund             Fund            Total
                                -----------     -----------      -----------     -----------      ----------     ------------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $   127,930     $   204,445      $   673,104     $   871,622      $   622,851    $ 21,260,721
    Net appreciation in fair
     value of investments                 0          76,015          446,158       1,120,932                0      31,480,547
                                -----------     -----------      -----------     -----------      -----------    ------------
                                    127,930         280,460        1,119,262       1,992,554          622,851      52,741,268
                                -----------     -----------      -----------     -----------      -----------    ------------
  Contributions:
    Participants'                   344,205         433,120        1,579,687       1,398,604                0      23,062,429
    Employer's                            0               0                0               0                0       6,590,584
                                -----------     -----------      -----------     -----------      -----------    ------------
                                    344,205         433,120        1,579,687       1,398,604                0      29,653,013
                                -----------     -----------      -----------     -----------      -----------    ------------
     Total additions                472,135         713,580        2,698,949       3,391,158          622,851      82,394,281
                                -----------     -----------      -----------     -----------      -----------    ------------

Deductions
Deductions from net assets
attributed to:
  Administrative expenses                46               0               39             941                0          20,913
  Benefits paid to
  participants                      233,269          27,970          267,480         159,564          178,536      12,505,862
                                -----------     -----------      -----------     -----------      -----------    ------------
     Total deductions               233,315          27,970          267,519         160,505          178,536      12,526,775
                                -----------     -----------      -----------     -----------      -----------    ------------

Net increase prior to
interfund and plan transfers        238,820         685,610        2,431,430       3,230,653          444,315      69,867,506
  Interfund transfers               (77,334)        820,936        1,052,880      11,558,373         (136,527)              0
  Plan transfers (Note 3)           863,061       1,421,712        5,604,367         604,951        3,285,263     159,141,486
                                -----------     -----------      -----------     -----------      -----------    ------------
   Net increase                   1,024,547       2,928,258        9,088,677      15,393,977        3,593,051     229,008,992

Net assets available for
benefits:
  Beginning of year               1,516,878       1,080,282        4,559,336         416,072        3,748,310     149,528,115
                                -----------     -----------      -----------     -----------      -----------    ------------
  End of year                   $ 2,541,425     $ 4,008,540      $13,648,013     $15,810,049      $ 7,341,361    $378,537,107
                                ===========     ===========      ===========     ===========      ===========    ============







                              The accompanying notes are an integral part of the financial statements.










/TABLE


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    EMPLOYEE RETIREMENT SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                          For the year ended December 31, 1996
                                                                      (Page 1 of 2)
                               ---------------------------------------------------------------------------------------------
                                                                   Participant-Directed
                               ---------------------------------------------------------------------------------------------
                                                                                                   Fidelity
                                                   WEC            Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common           Equity           Growth          Index         Fidelity
                                  Income          Stock            Income           Company       Commingled      Balanced
                                   Fund            Fund             Fund             Fund            Pool           Fund
                               ------------    ------------      ------------     ----------     ------------    ----------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $ 1,602,061     $ 1,321,688      $ 1,105,721     $   680,465      $         0    $  116,879
    Net (depreciation)
     appreciation in fair
     value of investments                 0      (6,682,103)       1,839,271       1,345,626        1,615,020       104,366
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  1,602,061      (5,360,415)       2,944,992       2,026,091        1,615,020       221,245
                                -----------     -----------      -----------     -----------      -----------    ----------
  Contributions:
    Participants'                 2,040,404       2,491,733        1,584,191       1,881,337          751,535       417,440
    Employer's                            0       2,971,574                0               0                0             0
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  2,040,404       5,463,307        1,584,191       1,881,337          751,535       417,440
                                -----------     -----------      -----------     -----------      -----------    ----------
     Total additions              3,642,465         102,892        4,529,183       3,907,428        2,366,555       638,685
                                -----------     -----------      -----------     -----------      -----------    ----------

Deductions
Deductions from net assets
attributed to:
  Administrative Expenses                 0           7,098               74               0                0             0
  Benefits paid to
  participants                    1,432,370       2,342,952          489,971         300,465           94,944       109,350
                                -----------     -----------      -----------     -----------      -----------    ----------
     Total deductions             1,432,370       2,350,050          490,045         300,465           94,944       109,350
                                -----------     -----------      -----------     -----------      -----------    ----------

Net increase (decrease) prior
to interfund and plan transfers   2,210,095      (2,247,158)       4,039,138       3,606,963        2,271,611       529,335
  Interfund transfers            (1,957,844)     (3,552,379)       1,287,793       1,724,412          924,712      (175,159)
  Plan transfers (Note 3)          (102,987)       (155,435)         (84,401)        (82,472)         (46,329)      (28,571)
                                -----------     -----------      -----------     -----------      -----------    ----------
   Net increase (decrease)          149,264      (5,954,972)       5,242,530       5,248,903        3,149,994       325,605

Net assets available for
benefits:
  Beginning of year              26,455,115      71,290,925       12,894,154      10,687,987        6,386,870     2,330,862
                                -----------     -----------      -----------     -----------      -----------    ----------
  End of year                   $26,604,379     $65,335,953      $18,136,684     $15,936,890      $ 9,536,864    $2,656,467
                                ===========     ===========      ===========     ===========      ===========    ==========






                                The accompanying notes are an integral part of the financial statements.





/TABLE


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    EMPLOYEE RETIREMENT SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                              (Continued)
                                                       For the year ended December 31, 1996
                                                                   (Page 2 of 2)
                               -------------------------------------------------------------------------------
                                                               Participant-Directed
                               -------------------------------------------------------------------------------
                                 Fidelity
                                Retirement
                                Government       Fidelity                         Fidelity
                                  Money          U.S. Bond        Fidelity       Low-Priced
                                  Market           Index          Overseas          Stock           Loan
                                 Portfolio       Portfolio          Fund            Fund            Fund            Total
                                -----------     -----------      -----------     -----------     -----------     ------------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $    67,161     $    67,432      $   275,246     $     3,707     $   279,535     $  5,519,895
    Net (depreciation)
     appreciation in fair
     value of investments                 0         (33,020)         194,973           4,997               0       (1,610,870)
                                -----------     -----------      -----------     -----------     -----------     ------------
                                     67,161          34,412          470,219           8,704         279,535        3,909,025
                                -----------     -----------      -----------     -----------     -----------     ------------
  Contributions:
    Participants'                   215,406         166,461          592,783           6,587               0       10,147,877
    Employer's                            0               0                0               0               0        2,971,574
                                -----------     -----------      -----------     -----------     -----------     ------------
                                    215,406         166,461          592,783           6,587               0       13,119,451
                                -----------     -----------      -----------     -----------     -----------     ------------
     Total additions                282,567         200,873        1,063,002          15,291         279,535       17,028,476
                                -----------     -----------      -----------     -----------     -----------     ------------

Deductions
Deductions from net assets
attributed to:
  Administrative Expenses                 0               0                0               0              0            7,172
  Benefits paid to
  participants                       80,093          22,337           23,224               0         39,338        4,935,044
                                -----------     -----------      -----------     -----------    -----------     ------------
     Total deductions                80,093          22,337           23,224               0         39,338        4,942,216
                                -----------     -----------      -----------     -----------    -----------     ------------

Net increase (decrease) prior
to interfund and plan transfers     202,474         178,536        1,039,778          15,291        240,197       12,086,260
  Interfund transfers               (59,719)         75,283          660,674         400,781        671,446                0
  Plan transfers (Note 3)            31,072         (11,920)         (29,044)              0        (41,744)        (551,831)
                                -----------     -----------      -----------     -----------    -----------     ------------
   Net increase (decrease)          173,827         241,899        1,671,408         416,072        869,899       11,534,429

Net assets available for
benefits:
  Beginning of year               1,343,051         838,383        2,887,928               0      2,878,411      137,993,686
                                -----------     -----------      -----------     -----------    -----------     ------------
  End of year                   $ 1,516,878     $ 1,080,282      $ 4,559,336     $   416,072    $ 3,748,310     $149,528,115
                                ===========     ===========      ===========     ===========    ===========     ============






                                The accompanying notes are an integral part of the financial statements.


/TABLE

                           WISCONSIN ELECTRIC POWER COMPANY
                           EMPLOYEE RETIREMENT SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS
                               December 31, 1997 and 1996


NOTE 1 - DESCRIPTION OF THE PLAN
--------------------------------

The following description of the Wisconsin Electric Power Company ("WE" or the "Company") Employee Retirement Savings Plan ("ERSP" or "Plan") provides only general information. Participants should refer to the Plan agreement for a more comprehensive description of the Plan's provisions.

General - The Plan is a defined contribution plan covering all employees of WE who are projected to complete at least 1000 hours of service within one year from hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Contributions - Contributions are subject to certain limitations of the Internal Revenue Code ("IRC"). Prior to 1996, participants were allowed to make a pre-tax contribution of up to 15% of their pre-tax base wages, as defined in the Plan. Effective January 1, 1996, participants were also allowed to contribute to the Plan on a post tax basis. Additionally, the percentage of base wages that were allowed to be contributed was raised to 20%. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company matches 50 percent of the first 6 percent of base wages up to a maximum contribution of 3 percent of qualified compensation, as defined in the Plan. All employer contributions are invested in the Wisconsin Energy Corporation ("WEC") Common Stock Fund.

Participant Accounts - Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and (b) Plan earnings. Earnings on investments are not taxed while such amounts accumulate in the Plan.

Vesting - Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching contribution portion of their account plus actual earnings thereon occurs after the participant achieves 1000 hours of service.

Investment Options - Participant contributions may be made, in whole percentages, to any of the following investment options:

   - Blended Rate Income Fund - This fund invests in a series of guaranteed investment contracts from insurance companies or financial institutions in order to provide a blended rate of return with a low risk to principal.

   -  WEC Common Stock Fund - This fund invests in WEC common stock.

   - Fidelity Equity Income Fund - This fund invests in securities with above-average yields and the potential for future investment growth.

   - Fidelity Growth Company Fund - This fund invests primarily in common stocks and securities convertible into common stocks seeking long-term capital appreciation.

   - Fidelity U.S. Equity Index Commingled Pool - This fund attempts to provide results corresponding to the total return performance of a broad number of common stocks publicly traded in the United States, by approximating the composition and total return of the Standard & Poor's 500-stock index.

   - Fidelity Balanced Fund - This fund invests primarily in investment-grade or higher bonds, and other high-yielding securities, including foreign and domestic stocks. The fund seeks as much income as possible while preserving capital.

   - Fidelity Retirement Government Money Market Portfolio - This fund invests in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities. The fund seeks a high level of current income while preserving the principal of its investors.

   - Fidelity U.S. Bond Index Portfolio - This fund attempts to balance its investments in U.S. government, corporate, mortgage and income securities in the same proportion as their representation in the Lehman Brothers Aggregate Bond Index, a U.S. investment-grade, fixed-income index comprising approximately 6,500 securities.

   - Fidelity Overseas Fund - This fund invests primarily in foreign securities. The fund seeks long-term capital appreciation.

   - Fidelity Low-Priced Stock Fund - This fund invests mainly in low-priced common and preferred stock ($35 or less at time of purchase). This fund seeks long-term capital appreciation.

The value of participant investments in the Blended Rate Income Fund grows through interest earnings at negotiated interest rates, while investment growth
(loss) in mutual funds results from dividends plus a net increase (decrease) in the market value of securities in the fund.

Participants may change their investment options daily.

Participant Withdrawals and Terminations - The full value of a participant's ERSP account is distributed through a lump-sum cash payment to the employee or designated beneficiary upon retirement, termination of employment or death, for account balances less than $3,500. Distributions of participant account balances greater than $3,500 are based on participant elections in accordance with the Plan provisions.

As the Plan is primarily designed to meet long-term financial needs, employees may permanently withdraw amounts from their accounts only under the terms of the Plan's financial hardship withdrawal guidelines. Additionally, participants may withdraw all or a portion of the value of their after-tax contributions, however, this withdrawal is limited to once per Plan year.

Participant Notes Receivable - Participant may borrow from their fund accounts up to a maximum of 50% of their account balance or $50,000 reduced by the highest outstanding loan balance over the past 12 months. Loans are repayable monthly over periods not to exceed 5 years. The interest rate charged on participant loans is fixed at the beginning of each loan at prime rate at Firstar Bank plus 1%.

Plan Termination - Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

Tax Status - The Internal Revenue Service has determined and informed the Company by a letter dated September 21, 1995, that the Plan and related trust are designed in accordance with applicable sections of the IRC. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

Administration - A trustee is utilized in connection with the operation of the Plan. The Chief Financial Officer and Treasurer of WEC serves as the Plan Administrator.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

Basis of Accounting - The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Valuation - The assets of the Plan are stated at fair value. The assets within the Blended Rate Income Fund are guaranteed investment contracts which are stated at contract value, which approximates fair value. Contract value represents contributions made under the contract, plus interest at the contract rate, less participant withdrawals. The other investments are stated at fair value based on the quoted asset values on the last day of the Plan year.

Income Recognition - Assets are recorded at market value and the Statements of Changes in Net Assets Available for Benefits with fund information include recognition of net unrealized appreciation or depreciation for the year on assets held at year-end. Net unrealized appreciation or depreciation of investments fluctuates based upon the market price of investments held.

Realized gains and losses are calculated in accordance with the Department of Labor regulations. Under these regulations, realized gains and losses are calculated as sale proceeds less the carrying value of the investment at the beginning of the year or acquisition cost if acquired during the year. The carrying value of the investment is calculated at each year-end, whereby the original cost of the investment is adjusted to market value.

Interest and dividends are recorded as earned.

Payments of Benefits - Benefits are recorded when paid.

Expenses of the Plan - All significant administrative expenses are paid by the Company, except for loan origination fees which are paid by the borrowing participant and charged against the fund from which the borrowings are made.

Reclassifications - Certain reclassifications have been made to the December 31, 1996 financial statements to conform to the current year presentation.


NOTE 3 - PLAN TRANSFERS
-----------------------

Effective January 1, 1997 the Company amended the WE Represented Employee Savings Plan ("Former Plan") to allow for the assets of the WE Management Employee Savings Plan ("MESP") to be merged into the Former Plan.
Additionally, upon amendment, the name of the Former Plan was changed to the WE Employee Retirement Savings Plan. During 1997, the Company merged $159,141,486 of MESP assets into the Former Plan.

During the year ended December 31, 1996, $551,831 was transferred to MESP from the Former Plan.



NOTE 4 - AMOUNTS ALLOCATED TO WITHDRAWN PARTICIPANTS
----------------------------------------------------

Plan assets of $78,683,835 and $25,786,397 have been allocated to the accounts of persons who are no longer active participants of the Plan as of December 31, 1997 and 1996, respectively. The following is a summary of the amounts allocated to withdrawn participants:

                                                           December 31,
                                                          -------------
                                                        1997         1996
                                                        ----         ----

      Blended Rate Income Fund                      $19,352,099   $ 6,872,326
      WEC Common Stock Fund                          20,218,171    11,773,958
      Fidelity Equity Income Fund                    15,035,540     3,065,689
      Fidelity Growth Company Fund                    9,133,048     1,451,352
      Fidelity US Equity Index Commingled Pool        8,064,550     1,470,560
      Fidelity Balanced Fund                          1,815,377       391,319
      Fidelity Retirement Government Money
        Market Portfolio                                577,606       244,115
      Fidelity US Bond Index Portfolio                  824,926        78,669
      Fidelity Overseas Fund                          1,871,773       411,632
      Fidelity Low-Priced Stock Fund                  1,790,745        26,777
                                                    -----------   -----------
                                                    $78,683,835   $25,786,397
                                                    ===========   ===========


                               WISCONSIN ELECTRIC POWER COMPANY
                               --------------------------------
                               EMPLOYEE RETIREMENT SAVINGS PLAN
                               --------------------------------
                 I. ITEM 27a - Schedule of Assets Held for Investment Purposes
                 -------------------------------------------------------------
                                    As of December 31, 1997
                                    -----------------------

                            (a)                                            (b)                          (c)               (d)
                                                           Description of investment including
                Identity of issue, borrower,                 maturity date, rate of interest,
                  lessor, or similar party                  collateral, par or maturity value           Cost        Current Value
        ----------------------------------------------    -------------------------------------    -------------    -------------

          Blended Rate Income Fund                        Collective trust fund                      $57,771,773     $ 57,771,773

          WEC Common Stock Fund (1)                       Common stock                                58,284,283      101,877,660

          Fidelity Equity Income Fund                     Mutual/pooled fund                          60,037,308       70,115,105

          Fidelity Growth Company Fund                    Mutual/pooled fund                          49,025,621       50,839,073

          Fidelity U.S. Equity Index Commingled Pool      Mutual/pooled fund                          30,724,048       39,381,423

          Fidelity Balanced Fund                          Mutual/pooled fund                          10,051,342       10,283,658

          Fidelity Retirement Government Money Market
            Portfolio                                     Mutual/pooled fund                           2,541,425        2,541,425

          Fidelity U.S. Bond Index Portfolio              Mutual/pooled fund                           3,931,436        4,008,540

          Fidelity Overseas Fund                          Mutual/pooled fund                          13,940,928       13,648,013

          Fidelity Low-Priced Stock Fund                  Mutual/pooled fund                          15,179,374       15,810,049

          Loan Fund (2)                                   Participant notes receivable                 7,341,361        7,341,361


          (1) Denotes party-in-interest.

          (2) There were 1,291 outstanding loans to participants at December 31, 1997, with varied maturities of up to 5 years.
              Interest rates range between approximately 7% and 10%.
/TABLE

                               WISCONSIN ELECTRIC POWER COMPANY
                               --------------------------------
                               EMPLOYEE RETIREMENT SAVINGS PLAN
                               --------------------------------
                      II. Item 27d - Schedule of Reportable Transactions
                      --------------------------------------------------
                             For the Year Ended December 31, 1997
                             ------------------------------------

                                                                                  (f)                      (h)
                                                                                Expense                Current value
       (a)                  (b)                  (c)         (d)       (e)     incurred       (g)       of asset on       (i)
Identity of party        Description           Purchase    Selling    Lease      with       Cost of     transaction    Net gain
    involved              of Asset              Price       Price     rental  transaction    Asset          date       or (loss)
-----------------  ------------------------   ----------  ----------  ------  -----------  ----------  -------------   ---------
Fidelity           Blended Rate Income Fund
     233 purchases                           $52,951,458          $0   N/A       None     $52,951,458    $52,951,458          $0
     240 sales                                         0 $17,851,295   N/A       None      17,851,295     17,851,295           0

Wisconsin Energy   WEC Common Stock Fund
 Corporation
     252 purchases                            51,626,083           0   N/A       None      51,626,083     51,626,083           0
     252 sales                                         0  28,317,401   N/A       None      20,447,515     28,317,401   7,869,886

Fidelity           Equity Income Fund
     247 purchases                            51,747,770           0   N/A       None      51,747,770     51,747,770           0
     209 sales                                         0   6,725,834   N/A       None       6,164,853      6,725,834     560,981

Fidelity           Growth Company Fund
     242 purchases                            42,683,580           0   N/A       None      42,683,580     42,683,580           0
     204 sales                                         0   7,617,135   N/A       None       7,084,706      7,617,135     532,429

Fidelity           Overseas Fund
     230 purchases                            15,573,880           0   N/A       None      15,573,880     15,573,880           0
     170 Sales                                         0   5,973,898   N/A       None       5,870,088      5,973,898     103,810

Fidelity           Balanced Fund
     199 purchases                             8,720,138           0   N/A       None       8,720,138      8,720,138           0
     125 Sales                                         0   1,216,566   N/A       None       1,147,190      1,216,566      69,376

Fidelity           Low-Price Stock Fund
     240 purchases                            15,446,517           0   N/A       None      15,446,517     15,446,517           0
      92 sales                                         0     732,373   N/A       None         678,217        732,373      54,156

Fidelity           U.S. Equity Index
     230 purchases   Commingled Pool          26,708,803           0   N/A       None      26,708,803     26,708,803           0
     170 sales                                         0   2,576,336   N/A       None       2,183,254      2,576,336     393,082



/TABLE

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements listed below of Wisconsin Energy Corporation of our report dated June 23, 1998 appearing in this Exhibit 99.1 filed with Amendment No. 1 (on Form 10-K/A) to the Wisconsin Energy Corporation December 31, 1997 Form 10-K.

1. Registration Statement on Form S-8 (Registration No. 33-62159) - Wisconsin Electric Represented Employee Savings Plan.

2. Registration Statement on Form S-8 (Registration No. 33-62157) - Wisconsin Electric Management Employee Savings Plan.




/s/ Price Waterhouse LLP
---------------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 26, 1998